Reoffer Prospectus, dated as of June 15, 1996


                      PHYSICIANS LASER SERVICES, INC.

                 350,000 shares $0.01 par value Common Stock


      The securities registered and herein described by this Prospectus are "restricted securities" as defined in Rule 144 of the Rules and Regulations under the Securities Act of 1933, as amended, that are being registered for reoffer and resale for the account of certain existing security holders of the issuer without any limitation pursuant to a Form S-8 Registration Statement filed with the Securities Exchange Commission contemporaneously with this Prospectus.

      Cross reference is hereby made to "Risk Factors" herein for a discussion of material risks in connection with the purchase of the captioned securities.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The securities reoffered or resold as described in this prospectus are to be offered at the current market price at the time of sale of these securities, as shown on the NASD

                    Inside Front Cover Page

      Available Information: Physicians Laser Services, Inc. is subject to the informational requirements of section 15(d) of the Securities Exchange Act of 1934, as amended and, in accordance with such Act, files reports and other information with the Securities and Exchange Commission. The reports and other information filed by Physicians Laser Services, Inc. can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C. and copies of such material may be obtained from the Public Reference Section of the Securities Exchange Commission, Washington, D.C. at prescribed rates. The common stock of Physicians Laser Services, Inc. is listed on the National Association of Securities Dealers, Inc.'s bulletin board exchange. Reports and other information concerning Physicians Laser Services, Inc. can be inspected at the foregoing exchange at its offices located at 9513 Key West Avenue, Rockville, MD 20850-3389.

      Reports to Security Holders. Physicians Laser Services, Inc. will provide its registered owners with an annual report of its financial operations, including financial information that has been examined and reported upon, with an opinion expressed "by", a certified public accountant in accordance with generally accepted accounting principles.

      Incorporation by Reference. Any document or part thereof incorporated into this prospectus by reference but not delivered herewith shall be provided, without charge, to each person, including the beneficial owner, to whom a prospectus is delivered, upon written or oral request of such person made to Physicians Laser Services, Inc., 3200 N. Federal Highway, P.O. Box 907, Boca Raton, Florida 33429-0907, Attention Raymond F. Stack, president
(561) 750-2300.
                      Physicians Laser Services, Inc.
                         3200 N. Federal Highway
                               P.O. Box 907
                        Boca Raton, FL 33429-0907
                              (561) 750-2300


                                 RISK FACTORS

      The shares of common stock of Physicians Laser Services, Inc. referred to in this prospectus are securities that, but for the Form S-8 and this reoffer prospectus, would be "restricted securities" within the meaning of Rule 144 of the Rules and Regulations under the Securities Act of 1933, as amended ("the 1933 Act"). The securities referred to in this reoffer prospectus are registered with the United States Securities and Exchange Commission under Form S-8 for reoffer and resale without limitation, on a continuous and delayed basis, pursuant to Rule 415 of the Rules and Regulations under the 1933 Act and general instruction C of Form S-8. Investment in these securities is speculative or one of high risk due to, among other factors, the absence of an operating history of Physicians Laser Services, Inc. (the "Registrant") and the absence of profitable operations in its 1995 fiscal year and first fiscal quarter of 1996.

                                USE OF PROCEEDS

      The shares of common stock of Physicians Laser Services, Inc. referred to in this prospectus are reoffers and resales of restricted securities registered with the United States Securities and Exchange Commission under Form S-8 dated even date with this Prospectus. Accordingly, the reoffers and/or resales are not capital raising transactions, and there are no proceeds or net proceeds to Physicians Laser Services, Inc. from the sale of these securities.

                        DETERMINATION OF OFFERING PRICE

      The reoffers and resales of restricted shares of common stock of Physicians Laser Services, Inc. referred to in this Prospectus are made at the current market price for such stock, as shown on the NASD bulletin board exchange at the time of sale of these securities.

                                   DILUTION

      There is a substantial disparity between the open market price of the common equity securities referred to in this Prospectus that are being registered with the United States Securities and Exchange Commission under Form S-8 for reoffer and resale on a continuous and delayed basis and the effective cash cost to officers, directors, consultants and advisors that are eligible to participate in this reoffer and resale pursuant to the Form S-8 registration. For comparison purposes, the effective cash cost to officers, directors, consultants and advisors for the securities referred to in this Prospectus is $1.00 per share, while the open market price for such shares upon reoffer and resale at the time of filing its Form S-8 is approximately $2.63 per share.

      The net tangible book value per share before and after distribution of the shares is negative 1.72 cents per share and negative 1.53 cents per share, respectively, based on the Registrant's most recent Form 10-QSB.

      Since the securities referred to in this prospectus are to be issued as compensation for bona fide services rendered to the Registrant, and are not issued as a capital raising transaction, there are no cash payments made by purchasers of the securities being registered under the Form S-8 to which this reoffer prospectus relates and the amount of the increase in the net tangible book value per share attributable to the securities being so registered for reoffer and resale on a continuous and delayed basis as described in this Prospectus is zero.

      The amount of the immediate dilution from the public offering price which will be absorbed by the purchasers of the securities described in this Prospectus is approximately 1/5 of one cent, based on the Registrant's most receint Form 10-QSB.

                           SELLING SECURITY HOLDERS

      The name, position, office or other material relationship with Physicians Laser Services, Inc. of the registered owners of the securities referred to in this Prospectus, and the amount of common stock owned by each such owner prior to the offering, are as follows:

Gerard D. Grau
Chairman of the Board of Directors
total no. shares owned - 926,227
shares eligible for reoffer/resale - 52,000

Raymond F. Stack, president and member
of the board of directors
total no. shares owned - 1,233,147
shares eligible for reoffer/resale - 52,000

Harold M. Yanowitch, owner of record of
more than five percent (5%) of the
outstanding shares of Physicians Laser
Services, Inc.
total no. shares owned - 415,000
shares eligible for reoffer/resale - 46,000

Frank R. Brady, Esq.
Secretary of Corporation
total no. shares owned -  30,000
shares eligible for reoffer/resale - 30,000

                             PLAN OF DISTRIBUTION

      The securities registered for reoffers and resales on a continuous and delayed basis as described in this Prospectus are not offered through underwriters. Rather, the securities described herein are to be offered on the NASD bulletin board exchange by and through Euro-Atlantic Securities, Inc., 4800 N. Federal Highway, Boca Raton, FL 33431, as market makers for the securities.

                  DESCRIPTION OF SECURITIES BEING REGISTERED

      The securities being registered pursuant to the Form S-8 to which this Prospectus relates is the $0.01 par value common stock of Physicians Laser Services, Inc. These securities bear the right to dividends, if any, declared by the board of directors, but no rate of dividends has been fixed and dividends are non-cumulative. These common stock securities also bear the right to vote on all matters for which shareholders are entitled to vote, the right to the net assets of the issuer on its liquidation (if any) and other rights ordinarily attendant or appurtenant to common stock.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Physicians Laser Services, Inc. has not engaged any "expert" within the meaning of Item 509 of Regulation S-K for the purpose of preparing the registration statement to which this Prospectus relates. Physicians Laser Services, Inc. has engaged Frank R. Brady, Esq., Frank Brady, P.A., 370 W. Camino Gardens Blvd., Suites 336 & 337, Boca Raton, Florida 33432 as its "counsel" who has received a substantial interest in the shares of the common stock registered under the Form S-8 to which this Reoffer Prospectus relates in consideration for bona fide services rendered to Physicians Laser Services, Inc. during the six month period preceding the date of this Prospectus and related Form S-8.

                               MATERIAL CHANGES

      No material changes in the Registrant's affairs have occurred which were not described in a report on Form 10-QSB or Form 8-K filed with the Security and Exchange Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE The Registrant hereby incorporates by this reference the following: (a) its latest annual report on Form 10-K, which was filed with the Securities and Exchange Commission on or about April 14, 1996 for the period ended December 31, 1995; (b) its lates
Form 10-QSB, which was filed with the Securities and Exchange Commission on May 22, 1996; (c) each of its current reports on Form 8-K filed since the end of Registrant's 1995 fiscal year, including any amendments thereto, which were filed on or about March 11, 1996 and May 10, 1996; and (d) all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended after the date of the registration statement to which this prospectus relates.

               INDEMNIFICATION OF OFFICERS AND DIRECTORS
             AND COMMISSION POSITION ON INDEMNIFICATION FOR
                       SECURITIES ACT LIABILITIES

      The registrant's President & CEO and the Chairman of its Board of Directors is each a controlling person within the meaning of both the 1933 Act and the 1934 Act and, pursuant to their respective employment contracts, each has been indemnified by the registrant with respect to errors or omissions in the performance of their duties as officers and directors of the registrant.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Registrant pursuant the provisions of Item 510 of Regulation S-K, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                           UNDERTAKINGS

     Pursuant to the requirements of the Securities Act of 1933, the undersigned officer of the Registrant hereby certifies that the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this Reoffer Prospectus to be signed in the name and on behalf of the Registrant by its undersigned duly authorized officer, in the City of Boca Raton, State of Florida on this 24th day of June, 1996.

Physicians Laser Services, Inc.
(f/k/a Ex-Cel Resources, Inc.)


By:/s/ Raymond F. Stack, president
   and treasurer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 24th day of June, 1996, constituting the full board of directors of the Registrant.


/s/ Raymond F. Stack, as member of
    Registrant's board of directors


/s/ Gerard D. Grau, as a member of
    Registrant's board of directors

                              Outside back cover

      Delivery of Prospectus by Dealers. Until 90 days after the date of this Prospectus, all dealers effecting transactions in the common stock of Physicians Laser Services, Inc. registered under the Form S-8 dated even date with this prospectus, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               TABLE OF CONTENTS


RISK FACTORS .......................................... page 1

USE OF PROCEEDS ....................................... page 1

DETERMINATION OF OFFERING PRICE ....................... page 1

DILUTION .............................................. page 1

SELLING SECURITY HOLDERS............................... page 2

PLAN OF DISTRIBUTION .................................. page 3

DESCRIPTION OF SECURITIES BEING REGISTERED ............ page 3

INTERESTS OF NAMED EXPERTS AND COUNSEL ................ page 3

MATERIAL CHANGES....................................... page 3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...... page 3

INDEMNIFICATION OF OFFICERS AND DIRECTORS
AND COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES............................. page 4

UNDERTAKINGS .......................................... page 4